Exhibit 99.1

HODOCS1 - #19351v26 /1 Acquisition of Assets from Quicksilver Resources, Inc. September 12, 2007 BreitBurn Energy Partners LP Exhibit 99.1

2 Forward-Looking Statements Cautionary Statement Relevant to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995 This presentation contains forward-looking statements relating to BreitBurn Energy Partners L.P's ("BBEP") operations that are based on management's current expectations, estimates and projections about its operations. Statements made in the course of this presentation that are not historical facts are forward-looking statements.  Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimated," "guidance," "recommends," "will recommend”, and future projections shown in charts and tables and similar presentations and expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Unless legally required, BBEP undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are changes in crude oil and natural gas prices; production levels which do not meet expectations due to engineering, geological or technical factors; the competitiveness of alternate energy sources or product substitutes; technological developments;  potential disruption or interruption of BBEP's net production due to accidents or severe weather; the effects of changes in accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading "Risk Factors" in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, and other filings with the Securities and Exchange Commission. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Transaction Summary

BreitBurn

Transaction	► Acquisition of natural gas and midstream assets located in Michigan, Indiana and Kentucky from Quicksilver Resources ("KWK") ► Acquisition financed with $750 million cash and 21.348 million BreitBurn Common Units ▪ Cash consideration includes net proceeds from a $450 million private placement of equity securities and borrowings under a $1.5 billion amended and restated credit facility ► Acquisition provides quality operating and technical team, which operates as a stand-alone business unit
Assets Acquired	► Approximately 530 Bcfe of estimated proved reserves located primarily in the Michigan Antrim Shale (84%) ► Mature properties characterized by long-lived, predictable production profiles, shallow decline rates and low maintenance capital requirements ► Integrated midstream assets in Michigan, Indiana and Kentucky
Financial Impact	► Immediately accretive to distributable cash flow ► Expect to recommend to the Board a Q1 2008 distribution of $0.575/unit ($2.30/unit annualized) with a 2008 exit rate of $0.625/unit ($2.50/unit annualized) [(1)] ► Maintaining strong distribution coverage ratio ▪ 1.2x – 1.3x 2008E distribution coverage ratio ► Current hedging plan anticipates price protection for 80% of PDP production for 3 years
Timing	► Expect to close acquisition by November 1, 2007

(1) All distributions subject to board approval.

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4 Transforming Transaction Transaction consistent with stated strategy of adding long live assets with low risk development opportunities Greatly expands and strengthens BBEP’s operating and growth platform Quicksilver's Michigan employees and infrastructure provide valuable strategic platform to pursue further gas-oriented acquisitions Potential for more than 3,000 drilling and recompletion opportunities Further enhances geographic and geologic diversity and diversifies commodity mix Midstream assets in Michigan and Indiana / Kentucky provide significant value through integrated transport Better positions BreitBurn for a competitive acquisition environment Low full-cycle cost structure and minimal production declines provide substantial free cash flow Highly accretive to distributable cash flow and distribution coverage Acquisition allows increase in distribution to $2.30 in 1st quarter 2008 with target 2008 exit rate of $2.50 per unit, while maintaining coverage in excess of 1.2x (1) Represents increases of 27% and 38%, respectively, to recommended 4th quarter 2007 distribution of $1.81 per unit Creates strategic relationship with Quicksilver (1) BreitBurn expects to recommend to its Board a distribution rate of $2.30 per unit for Q1 2008 and anticipates recommending a 2008 exit distribution rate of $2.50 per unit.

5 Acquisition Summary Key Highlights Indiana / Kentucky Michigan Concentrated asset portfolio (95% Michigan) Long-lived, predictable production profiles 6% base production decline rate Low risk development opportunities Minimal maintenance capital requirements Blanket formations with long, established production histories High percentage of producing assets with shallow production decline profile Operations will be managed with existing employees from Michigan office Estimated proved reserves of approximately 530 Bcfe (1) 90% proved developed; 96% natural gas 19.2 year reserve life Current daily production of approximately 76 MMcfe/d(2) 5,436 gross producing wells Gross and net acreage of 922,564 and 529,698, respectively Potential for more than 2,500 additional drilling locations and more than 825 additional recompletions (1) Based on BreitBurn’s internal estimates. (2) Exit rate as of Q2 2007.

Michigan Overview

BreitBurn

Key Highlights

- Largest gas producer in Michigan and one of the top producers in the Antrim Shale
- Antrim is a shallow, blanket formation
  - 2.4 Tcfe produced since 1940s
  - Over 9,000 wells drilled with >95% drilling success
  - Attractive F&D costs of ~$1.00/Mcfe
- Integrated midstream assets enhance value of E&P properties
  - Gas sold at MichCon prices
  - No significant reliance on third party transportation
- Substantial Antrim growth opportunities:
  - Infill drilling / recompletions
  - Horizontal drilling
  - Bolt-on acquisitions
- Extensive Non-Antrim development opportunities:
  - Prairie du Chien
  - Richfield
  - Detroit River

Key Statistics as of 6/30/2007

Metric	Statistic
Estimated proved reserves (1)	~510 Bcfe
% Proved developed	*91%*
% Gas	*95%*
Current net production rate (2)	~71 Mmcfe/d
Proved reserve life	19.7 Years
Gross acres	656,894
Net acres	268,000
Gross producing wells	5,224
Potential drilling locations	>2,000
Potential recompletions	>825

(1) As of June 30, 2007. Based on BreitBurn internal estimates.
(2) Q2 2007 exit rate production.

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7 Indiana / Kentucky Overview Key Statistics as of 6/30/07 Key Highlights New Albany Shale geology similar to Antrim Over 100 years of production history Low price differentials Development and capital spending flexibility Ownership of key regional infrastructure in GTG / Cardinal pipeline system 21 miles of high pressure pipeline (8’-12’) Interconnect with Texas Gas Transmission interstate pipeline Significant adjacent acreage leasing opportunities (1) As of June 30, 2007. Based on BreitBurn internal estimates. (2) Q2 2007 exit rate production. Metric Statistic Estimated proved reserves (1) ~ 2 0 Bcfe % Proved developed 63% % Gas 100 % Current net production rate (2) ~ 5 Mmcfe/d Proved reserve life 11 Years Gross acres 265,670 Net acres 261,698 % Developed 14% Gross producing wells 212 Potential drilling locations > 475 Potential recompletions NA

North Sunshine Hidden Dome Gebo Black Mountain BIGHORN BASIN WIND RIVER BASIN Lazy JL PERMIAN BASIN Corydon Sawtelle LOS ANGELES BASIN Rosecrans Santa Fe Springs Brea Olinda East Cayotte Prairie du Chien Niagaran Antrim Detroit River & Richfield WY CA TX FL KY IN MI Prairie du Chien BreitBurn Pro Forma 8 (1) Adjusted for acquisitions and downdated as of June 30, 2007. (2) As of June 30, 2007. Based on BreitBurn’s internal estimates. Acquired Pro Forma Current (1) Assets (2) Combined Estimated Proved Reserves (Bcfe) (2) 289 ~530 ~819 % Proved Developed 93% 90% 91% % Gas 2% 96% 63% Current Daily Production (Mcfe/d) 46,200 ~76,000 ~122,200 Pvd. Res. Life (Years) 17.1x 19.1x 18.4x Pvd. Dev. Res. Life (Years) 16.0x 17.3x 16.8x Net Acres 52,749 529,698 582,447 Gross Producing Wells 488 5,436 5,924 Identified Drilling Locations 87 1,220 1,307 SUNNILAND TREND Major Properties Headquarters Gaylord Office

Integrated Midstream Assets Add Significant Value Operated compression - 114,000 hp Total pipeline – 297 miles Transmission pipeline – 138 miles High pressure gathering pipeline - 159 miles Over 1,000 miles of low pressure gathering pipelines Three gas processing plants for removal of carbon dioxide Four NGL recovery plants

10 Distribution Growth ($ / LP unit) BreitBurn management anticipates recommending to its Board a 1st quarter 2008 distribution rate of $2.30, representing a 27% increase Management anticipates recommending to the Board a 2008 exit distribution rate of $2.50 / unit representing an additional 9% growth in 2008 without any additional acquisitions (1) (1) (1) $2.50 52% Increase (1) Subject to Board approval. $2.00 - $2.35 $1.81 $1.77 $1.69 $1.65 1Q2007 2Q2007 3Q2007 4Q2007 2008

Strong Track Record of Growth (1) Subject to Board approval. (2) $2.30 distribution per unit reflects recommended 1st quarter 2008 distribution and $2.50 represents the anticipated exit rate 2008 distribution management intends to recommend to the Board. Daily Production (Boe/d) Est. Reserve Volume (MMBoe) Growth in Annualized Distributions 11 $2.50 (1) (1)(2) (1) 4,269 4,480 7,700 20,381 2,368 FY2004 FY2005 FY2006 2H 2007E Pro Forma $1.77 $1.81 $2.30 $1.69 $1.65 1Q07 2Q07 3Q07 4Q07 2008E 29.7 30.7 48.1 137.1 18.9 2004 2005 2006 2007 Pro Forma

12 BreitBurn has historically hedged a significant proportion of its expected production and we expect to continue to do so On a stand alone basis, we currently have hedged 70%, 60% and 50% of our expected production for 2007, 2008 and 2009, respectively Current hedging plan anticipates price protection for 80% of PDP production from the acquired assets for three years Our policy is to consistently evaluate and enter into new hedges to maintain a highly stable cash flow profile Hedging Summary

13 Pro Forma Capitalization and Ownership Note: Pro forma ownership based on a $450MM private placement and 21.348 million units issued to KWK. Percentages may not sum to 100% due to rounding. Public and PIPE Unitholders: ~46% KWK: ~32% Provident and BreitBurn Energy Company: ~23% Pro Forma Ownership Capitalization ($ in millions) 6/30/2007 Pro Forma Cash $1 $1 Revolving Credit Facility $14 $342 Minority Interest 0 0 Unitholders' Equity (1) 375 1,402 Total Capitalization $389 $1,744 Total Debt / Book Capitalization 3.5% 19.6% Enterprise Value (2) 1.4% 15.3% Proved Reserves ($ / Mcfe) $0.05 $0.42 (1) Assumes $450 million PIPE proceeds and 21.348 million KWK units issued in (2) Based on BBEP closing price of $32.20/unit as of 9/11/07. conjuction with the acquisition.

14 Transaction Highlights High-quality asset base with predictable, long-lived production Critical mass in large, mature producing basins with geographic, geologic and commodity diversity Significant low-risk development potential Experienced management, operating and technical teams Quicksilver Michigan employees provide technical platform to pursue gas-oriented opportunities Midstream assets in Michigan and Indiana / Kentucky provide valuable integrated transport Strategic relationship with Quicksilver enhances potential for future acquisition opportunities Low pro forma debt / enterprise value provides significant financial flexibility Delivering on growth objectives